UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2011

Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (201) 592-6451

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grants of stock options to Messrs. Adrian Adams and Andrew Koven, as more fully described under the heading “Employment and Compensatory Arrangements” in Item 5.02(e) below, is incorporated herein by reference.

Item 5.02(b)  Departure of Directors or Certain Officers.

On September 19, 2011, Clark A. Johnson submitted his resignation as President and Chief Executive Officer of Neurologix, Inc. (the “Company”) and as Vice Chairman of the Board of Directors of the Company (the “Board”), in each case effective immediately prior to the assumption by Messrs. Adrian Adams and Andrew Koven of their positions as officers and directors of the Company as more fully described in Items 5.02(c) and (d) below. Mr. Johnson will continue to serve as a member of the Board.

Item 5.02(c), (d) and (e) Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2011 (the “Effective Date”), the Company, pursuant to the Employment Agreements (as hereinafter defined), appointed (i) Mr. Adrian Adams, age 60, as the Chief Executive Officer of the Company and Chairman of the Board, and (ii) Mr. Andrew Koven, age 54, as the President and Chief Administrative Officer of the Company and a member of the Board.  On September 13, 2011, the Board approved an increase in the authorized number of directors of the Company from seven (7) to eight (8), which became effective on the Effective Date. Mr. Adams was appointed as a Class I director to fill the vacancy created by the increase in the size of the Board, with a term expiring in 2013, and Mr. Koven was appointed as a Class III director to fill the vacancy created by John Mordock’s resignation in March 2010, with a term expiring in 2012.

Other than the Employment Agreements, there are no arrangements or understandings between either Mr. Adams or Mr. Koven, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Adams and Mr. Koven were appointed officers and directors of the Company. There are no family relationships between either Mr. Adams or Mr. Koven, on the one hand, and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, on the other hand. No information is required to be disclosed with respect to either Mr. Adams or Mr. Koven pursuant to Item 404(a) of Regulation S-K.

Adrian Adams, Chief Executive Officer and Chairman of the Board of Directors

Prior to joining the Company, Mr. Adams was the President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company focused on developing and commercializing ophthalmic and pulmonary products, from February 2010 until May 2011 when Inspire Pharmaceuticals was acquired by Merck & Co. During the period from March 2007 until February 2010, he served as Chief Operating Officer and then as President and Chief Executive Officer of Sepracor Inc., a specialty pharmaceutical company. From January 2002 until its acquisition by Abbott Laboratories in December 2006, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, and he remained with Kos Pharmaceuticals following such acquisition until March 2007. From April 2001 until January 2002, Mr. Adams served as the President and Chief Operating Officer of Kos Pharmaceuticals. Mr. Adams served as a director of Inspire Pharmaceuticals from February 2010 until May 2011, served as a director of Sepracor from May 2007 until February 2010 and served as a director of Neurocrine Biosciences, Inc. from December 2005 until February 2007.  Mr. Adams is currently serving as a director of Amylin Pharmaceuticals, Inc. since October 2007.

Mr. Adams is qualified to serve as a director because he is a highly qualified pharmaceutical executive with over 30 years of experience in both specialty and large pharmaceutical organizations. During his tenure at Kos Pharmaceuticals he led the transformation of Kos Pharmaceuticals into a fully integrated and profitable pharmaceutical company with annual revenues approaching one billion dollars. In addition to Kos Pharmaceuticals, Sepracor and Inspire Pharmaceuticals, he has held positions with ICI, SmithKline Beecham and Novartis. Mr. Adams has a broad background encompassing research and development, sales, international and national product marketing, business development and extensive general management experience. Mr. Adams received a B.S. in Chemistry from Salford University in the U.K.

Andrew I. Koven, President, Chief Administrative Officer and Member of the Board of Directors

Prior to joining the Company, Mr. Koven served as the Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc. from May 2010 until May 2011 when Inspire Pharmaceuticals was acquired by Merck & Co. From March 2007 until May 2010, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. From August 2003 until March 2007, he served as Executive Vice President, General Counsel and Corporate Secretary at Kos Pharmaceuticals, Inc. During the time of his employment with each of the foregoing companies, he was responsible for various functions, including the legal, compliance, quality assurance, quality control, corporate development, licensing and technical operations departments. Mr. Koven received a B.A. in Political Science from Dalhousie University, in Halifax, Nova Scotia, Canada, a LL.B. from Dalhousie University Law School and a LL.M. from Columbia University Law School in New York City.

Mr. Koven is qualified to serve as a director because he is a highly qualified pharmaceutical executive with over 26 years of legal experience and over 18 years of pharmaceutical experience in both specialty and large pharmaceutical organizations.  In addition to Kos Pharmaceuticals, Sepracor and Inspire Pharmaceuticals, he has held positions with Lavipharm Corporation and Warner-Lambert Company. Much of Mr. Koven’s business experience relates to legal, intellectual property, mergers and acquisitions, strategic planning, manufacturing and licensing aspects of a business, which are particularly important to the Company’s business.

Employment and Compensatory Arrangements

On the Effective Date, Messrs. Adams and Koven entered into separate employment agreements with the Company (the “Adams Employment Agreement” and the “Koven Employment Agreement,” respectively, and together, the “Employment Agreements”).  Pursuant to the Adams Employment Agreement, Mr. Adams will be employed as Chief Executive Officer of the Company and will serve as Chairman of the Board. Pursuant to the Koven Employment Agreement, Mr. Koven will be employed as President and Chief Administrative Officer of the Company and will serve as a member of the Board. Each Employment Agreement has an initial term of five years from the Effective Date, which initial term is subject to automatic renewal for additional one-year periods unless earlier terminated by either the Company, on the one hand, or Messrs. Adams or Koven, as the case may be, on the other hand.

The Employment Agreements provide for de minimis base salaries until the closing of the first tranche of any new funding of equity raised by the Company (the “Initial Equity Funding”). Thereafter, the Adams Employment Agreement provides for an annual base salary of $550,000, and the Koven Employment Agreement provides for an annual base salary of $425,000, in each case, subject to annual increases no less than the lesser of five percent and the Federal Consumer Price Index.  Pursuant to their respective Employment Agreements, Mr. Adams and Mr. Koven have cash bonus opportunities of up to $150,000 and $125,000, respectively, for 2011, in each case subject to the achievement of pre-determined targets set by the Compensation Committee of the Board.  For 2012 and subsequent calendar years, each of Messrs. Adams and Koven will have an annual cash bonus opportunity of up to one year of his respective base salary with a minimum guaranteed annual cash bonus of twenty-five percent (25%) of one year of his respective base salary; provided, however, that for 2012, the minimum guaranteed annual cash bonus will be $550,000 for Mr. Adams and $425,000 for Mr. Koven.

In connection with his employment by the Company, Mr. Adams was granted, on the Effective Date, an option (the “Adams Option”) to purchase 13,660,063 shares of common stock of the Company, par value $.001 (the “Common Stock”), at an exercise price of $0.50 per share (the “Exercise Price”) pursuant to a stand-alone stock option agreement (the “Adams Option Agreement”).  In connection with his employment by the Company, Mr. Koven was granted, on the Effective Date, an option (the “Koven Option” and together with the Adams Option, the “Options”) to purchase 9,106,709 shares of Common Stock at the Exercise Price pursuant to a stand-alone stock option agreement (the “Koven Option Agreement,” and together with the Adams Option Agreement, the “Option Agreements”).

1,855,015 shares of the Common Stock covered by the Adams Option will vest on the Effective Date and 1,855,016  will vest on each of the first, second and third anniversaries of the Effective Date. Whether the remaining 6,240,000 shares of Common Stock covered by the Adams Option (the “Adams Equity Options”) vest depends upon the timing of certain capital raising transactions, as further described in the Adams Option Agreement. 1,236,678 shares of the Common Stock covered by the Koven Option will vest on the Effective Date and 1,236,677 will vest on each on each of the first, second and third anniversaries of the Effective Date. Whether the remaining 4,160,000 shares of Common Stock covered by the Koven Option (the “Koven Equity Options” and together with the Adams Equity Options, the “Equity Raise Options”) vest depends upon the timing of and amounts raised by certain capital raising transactions, as further described in the Koven Option Agreement. The vesting of the Options become accelerated, and the Options are exercisable in full, upon the death or disability of Adams or Koven, the non-renewal of their employment term, the termination of their employment by the Company without “cause” (as defined in the Employment Agreements), the termination of their employment by Adams or Koven for “good reason” (as defined in the Employment Agreements) or a “change of control” (as defined in the Employment Agreements); provided, that the vesting of the Equity Raise Options do not accelerate upon any such event if, at such time, the vesting conditions applicable to such Equity Raise Options have not been satisfied.

The Employment Agreements provide that Messrs. Adams and Koven will be entitled to receive certain additional non-discounted options under the Company’s 2000 Stock Option Plan (the “Option Plan”) in the event that the equity raised by the Initial Equity Funding, together with all equity fundings that are part of the same transaction or series of transactions as the Initial Equity Funding, meets certain minimum thresholds, as further described in the Employment Agreements. Further, Messrs. Adams and Koven will be entitled to additional options under the Option Plan to protect them from dilution in the event that the Company reaches certain additional equity raise thresholds, as further described in the Employment Agreements. In addition, the Employment Agreements provide that Messrs. Adams and Koven will be eligible to participate in and receive annual grants of options under the Option Plan. Any such annual grants will be awarded at the Board’s sole discretion.

The Options, upon vesting, may be exercised in whole or in part at any time or from time to time prior to the tenth anniversary of the Effective Date (the “Expiration Date”), subject to the earlier termination of the Options in the event that the optionee’s employment with the Company is terminated under certain circumstances, as further described in the Option Agreements and the Employment Agreements. In the event of a termination of the employment of Messrs. Adams or Koven due to death or disability, a non-renewal of their employment term, a termination by the Company without “cause” or a termination by either of them for “good reason”, any unvested Options will vest and may be exercised for a period of 2 years from the occurrence of such event, but not beyond the Expiration Date.

Pursuant to the Option Agreements, exercise of the Options may be made by (a) cash, (b) tendering previously acquired shares of Common Stock held by the optionee, (c) cashless exercise; or (d) a combination of (a), (b), or (c).

The grants of the Adams Option and the Koven Option were approved by the holders of a majority of the outstanding securities of the Company entitled to vote on such grants by written consent (the “Written Consent”). In connection therewith, the Company intends to furnish an Information Statement on Schedule 14C to all of the Company’s stockholders describing the actions approved in the Written Consent (the “Information Statement”). Each of the Adams Option and Koven Option was granted without registration under the Securities Act of 1933, as amended (the “Securities Act”), by reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. No selling commissions were paid in connection with the grant of either the Adams Option or the Koven Option.

On September 13, 2011, the Board approved amendments to the Option Plan to (i) increase the number of shares of Common Stock available for issuance under the Plan from 8,000,000 to 18,732,896 in order to ensure that the Company has enough shares of Common Stock to satisfy commitments for additional grants of options to Messrs Adams and Koven, as described above, and any options that may be granted on or following the Effective Date to officers, management and consultants of the Company, (ii) clarify the definition of “Fair Market Value” and (iii) increase the maximum number of options that can be granted to any participant during any calendar year from 3,000,000 to 18,732,896. These amendments were approved in the Written Consent, and a description of these amendments will be included in the Information Statement. The amendments to the Option Plan will become effective following the 20th day after the mailing of the Information Statement to the Company’s stockholders.

Each of the Employment Agreements provides for certain benefits, perquisites and severance, including tax gross-ups in the event that any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code (the “Code”) or penalties under Section 409A of the Code.

Each Employment Agreement also provides for customary confidentiality, non-competition, non-disparagement and non-solicitation provisions, each as described more fully therein and in the related agreements referred to therein. In connection with their employment, Messrs. Adams and Koven cannot compete with the Company during the term of their respective employment and for a one-year period after their respective termination. The non-solicitation covenant extends for one year after their respective termination.  The non-competition and non-solicitation covenants will apply to each of Messrs. Adams and Koven, respectively, only if the Company raises equity of at least $40 million, in the aggregate, while such executive is employed by the Company.

The foregoing descriptions of the Adams Employment Agreement, the Koven Employment Agreement, the Adams Option Agreement and the Koven Option Agreement are each qualified in their entirety by reference to the full text of such Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are each incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation

On September 13, 2011, the Board approved an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 750,000,000, subject to the requisite approval of the Company’s stockholders. As previously disclosed, the Company is attempting to raise additional funds in order to continue its operations beyond the end of October, but, to date, there are no agreements or commitments to raise such additional funds. This amendment is intended to ensure that there will be a sufficient number of authorized shares of the Company’s Common Stock for issuance to investors in an offering or arrangement, after taking into account the current outstanding shares of Common Stock and shares of Common Stock required to be reserved for issuance upon conversion of its outstanding preferred stock and exercise of its outstanding warrants and options, including the Options. In determining the number of authorized shares of Common Stock to be increased pursuant to the amendment, the Board also took into account the need for additional shares for issuance to (i) new management and other key employees that may be retained by the Company in connection with its continuing operations and (ii) investors in future financings that may be needed to carry out the planned operations and objectives of the Company. The Company intends to solicit written consents of its stockholders by a proxy statement in order to approve this amendment. The amendment will be approved by the Company’s stockholders if the Company receives written consents from stockholders representing a majority of the shares entitled to vote on such amendment.  Upon receiving such approval, the amendment will become effective when filed with the Secretary of State of the State of Delaware.

By-Laws

On September 13, 2011, the Board approved amendments to the Amended and Restated By-Laws of the Company (the “By-Laws”), which became effective on the Effective Date. These amendments separate the responsibilities and duties of the Chief Executive Officer and the President. Prior to such amendments, the responsibilities of the Chief Executive Officer and the President were combined under one position in the By-Laws.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the amendments to the By-Laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

3.1	Amendment to Amended and Restated By-Laws of Neurologix, Inc., effective September 19, 2011.
10.1	Executive Employment Agreement between Adrian Adams and Neurologix, Inc., dated as of September 19, 2011
10.2	Executive Employment Agreement between Andrew I. Koven and Neurologix, Inc., dated as of September 19, 2011.
10.3	Stand-Alone Stock Option Agreement between Adrian Adams and Neurologix, Inc., dated as of September 19, 2011.
10.4	Stand-Alone Stock Option Agreement between Andrew I. Koven and Neurologix, Inc., dated as of September 19, 2011.
99.1	Press release of Neurologix, Inc., dated September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: September 20, 2011	By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer